          As filed with the Securities and Exchange Commission on July 25, 2001.
                                                   Registration No. 333-________

     =====================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                     ____________________________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                     ____________________________________

                         SEACHANGE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     04-3197974
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               124 Acton Street
                         Maynard, Massachusetts 01754
                                (978) 897-0100
             (Address of Principal Executive Offices)  (Zip Code)
                     ____________________________________

                  Amended and Restated 1995 Stock Option Plan
                           (Full title of the Plan)
                     ____________________________________

                          William C. Styslinger, III
                President, Chief Executive Officer and Chairman
                         SeaChange International, Inc.
                               124 Acton Street
                         Maynard, Massachusetts 01754
                                (978) 897-0100
          (Name and address including zip code and telephone number, including area code, of agent for service)
                     ____________________________________

                                   Copy to:
                         William B. Simmons, Jr., Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                         Boston, Massachusetts  02110
                                (617) 248-7000

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                            ______________________

     =====================================================================

                        CALCULATION OF REGISTRATION FEE
     =====================================================================

                                                                           Proposed          Proposed
                                                                           Maximum            Maximum
                                                           Amount          Offering          Aggregate          Amount of
Title of Securities                                         to be         Price Per          Offering         Registration
to be Registered                                         Registered         Share              Price               Fee
----------------------------------------------------------------------------------------------------------------------------
Amended and Restated 1995 Stock Option Plan
Common Stock (Par Value $.01 Per Share)                   4,400,000     $  20.56 (1)     $ 90,464,000.00      $22,616.00
                                                            394,309     $  26.75 (2)     $ 10,547,765.75      $ 2,636.94
                                                             31,500     $  29.00 (3)     $    913,500.00      $   228.38
                                                             32,000     $  28.75 (4)     $    920,000.00      $   230.00
                                                             24,500     $  22.00 (5)     $    539,000.00      $   134.75
                                                             40,900     $  30.00 (6)     $  1,227,000.00      $   306.75
                                                             20,250     $ 29.125 (7)     $    589,781.25      $   147.45
                                                             35,900     $ 26.938 (8)     $    967,074.20      $   241.77
                                                            943,360     $23.3125 (9)     $ 21,992,080.00      $ 5,498.02
                                                             35,950     $ 26.094 (10)    $    938,079.30      $   234.52
                                                             60,500     $ 18.125 (11)    $  1,096,562.50      $   274.14
                                                             36,050     $ 25.563 (12)    $    921,546.15      $   230.39
                                                             96,281     $ 13.313 (13)    $  1,281,788.95      $   320.45
                                                             22,500     $ 10.668 (14)    $    240,030.00      $    60.01
                                                             54,000     $  16.03 (15)    $    865,620.00      $   216.41
                                                             25,000     $  19.08 (16)    $    477,000.00      $   119.25
                                                             22,000     $  17.56 (17)    $    386,320.00      $    96.58

TOTAL:                                                    6,275,000                      $134,367,148.10      $33,591.81
                                                          =========                      ===============      ==========

----------------------------------------------------------------------------------------------------------------------------

______________________________________________
(1) The price of $20.56 per share, which is the average of the high and low prices of the Common Stock of the registrant reported on the NASDAQ National Market on July 20, 2001, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

(2) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 394,309 shares at an exercise price of $26.75 per share. Pursuant to Rule 457(h)(1) of the Securities Act of 1933 (the "Securities Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 31,500 shares at an exercise price of $29.00 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 32,000 shares at an exercise price of $28.75 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(5) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 24,500 shares at an exercise price of $22.00 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(6) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 40,900 shares at an exercise price of $30.00 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(7) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 20,250 shares at an exercise price of $29.125 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(8) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 35,900 shares at an exercise price of $26.938 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(9) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 943,360 shares at an exercise price of $23.3125 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(10) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 35,950 shares at an exercise price of $26.094 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(11) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 60,500 shares at an exercise price of $18.125 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(12) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 36,050 shares at an exercise price of $25.563 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(13) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 96,281 shares at an exercise price of $13.313 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(14) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 22,500 shares at an exercise price of $10.668 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(15) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 54,000 shares at an exercise price of $16.03 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(16) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 25,000 shares at an exercise price of $19.08 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(17) Such shares are issuable upon exercise of outstanding options to purchase an aggregate of 22,000 shares at an exercise price of $17.56 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          This Registration Statement requires additional securities of the same class as other securities for which the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on December 6, 1996 is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 (File No. 000-21393);

          (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 18, 1996;

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2001 (File No. 000-21393);

          (d) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          The information contained in Part II of the Registration Statement on Form S-8, SEC File No. 333-17379, as pertains to the Amended and Restated 1995 Stock Option Plan, is incorporated by reference into this Registration Statement.

Item 8.   Exhibits.
          --------

          Exhibit No.    Description of Exhibit
          -----------    ----------------------

          Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 previously filed with the Commission on December 6, 1996 (File No. 333-12233) and incorporated herein by reference).
          Exhibit 4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).
          Exhibit 4.3 Certificate of Amendment, filed May 25, 2000 with the Secretary of State of Delaware, to the Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 previously filed with the Commission on December 6, 2000 (File No. 333-51386) and incorporated herein by reference).
          Exhibit 4.4 Amended and Restated By-Laws of the Registrant (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).
          Exhibit 4.5 Amended and Restated 1995 Stock Option Plan (filed as Annex A to the Registrant's Proxy Statement on Form 14a previously filed with the Commission on May 31, 2001 (File No. 000-21393) and incorporated herein by reference).
          Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).
          Exhibit 23.1   Consent of PricewaterhouseCoopers LLP (filed herewith).
          Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).
          Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, SeaChange International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 24th day of July, 2001.

                              SEACHANGE INTERNATIONAL, INC.

                              By: /s/ William C. Styslinger, III
                                 -------------------------------
                                  William C. Styslinger, III
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

          We, the undersigned officers and directors of SeaChange International, Inc., hereby severally constitute and appoint William C. Styslinger, III and William L. Fiedler, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable SeaChange International, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                    Title(s)                                  Date
            ----------                                   --------                                  ----
/s/ William C. Styslinger, III             President, Chief Executive Officer, Chairman       July 24, 2001
-----------------------------------------  of the Board and Director (Principal
William C. Styslinger, III                 Executive Officer)

 /s/ William L. Fiedler                    Chief Financial Officer, Treasurer, Secretary      July 24, 2001
-----------------------------------------  and Vice President, Finance and
William L. Fiedler                         Administration (Principal Financial and
                                           Accounting Officer)

 /s/ Martin R. Hoffmann                    Director                                           July 24, 2001
-----------------------------------------
Martin R. Hoffmann

/s/ Thomas F. Olson                        Director                                           July 24, 2001
-----------------------------------------
Thomas F. Olson

/s/ Carmine Vona                           Director                                           July 24, 2001
-----------------------------------------
Carmine Vona

                                 Exhibit Index
                                 -------------



    Exhibit No.                     Description of Exhibit
    -----------                     ----------------------

         4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 previously filed with the Commission on December 6, 1996 (File No. 333-12233) and incorporated herein by reference).

         4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

         4.3 Certificate of Amendment, filed May 25, 2000 with the Secretary of State of Delaware, to the Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 previously filed with the Commission on December 6, 2000 (File No. 333-51386) and incorporated herein by reference).

         4.4         Amended and Restated By-Laws of the Registrant (filed as
                     Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

         4.5 Amended and Restated 1995 Stock Option Plan (filed as Annex A to the Registrant's Proxy Statement on Form 14a previously filed with the Commission on May 31, 2001 (File No. 000-21393) and incorporated herein by reference).

         5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

        23.1         Consent of PricewaterhouseCoopers LLP (filed herewith).

        23.2         Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                     Exhibit 5.1).

        24.1. Power of Attorney (included as part of the signature page to this Registration Statement).